FingerMotion Appoints New Board Member and New CFO

NEW YORK, NY December 17, 2020 -- FingerMotion, Inc. (“FingerMotion” or the “Company”) (OTCQB: FNGR), a mobile data and services company, is pleased to announce the recent appointments of Lee Yew Hon as Chief Financial Officer (CFO), and Ng Eng Ho as a director of the Company. In order to make room for Mr. Lee to be appointed as CFO, Martin Shen resigned as the Chief Financial Officer just prior to Mr. Lee’s appointment.

Mr. Lee Yew Hon spent the past 14 years as the CFO of Cubinet which was one of the pioneers of online game publishing. During his tenure there he was instrumental in building teams and setting up the financial processes used to capture payments in a very short time span. His additional role of Chief Operating Officer meant spearheading growth and forging strategic partnerships in Europe, Middle East, and Russia, while remaining involved in finance, HR, and sales. He has also served as an internal auditor with Nadicorp Holdings where he designed the audit charter and the key internal audit processes and procedures.

“Mr. Lee has exactly the right experience for what we need at this point in our growth trajectory,” said Martin Shen, CEO of FingerMotion, Inc. “We expect Mr. Lee to assume the many duties and responsibilities of a traditional CFO that defaulted to me since my appointment as CEO. Lee’s experience is very well suited to our company as we have a payment gateway for our top up and our portal stores which is very similar in concept to what he was doing at his previous post. Also, our SMS business is expanding rapidly and his experience in building teams should help us forge new relationships around the world. His appointment is going to allow us to execute better and keep our expansion on track.”

Mr. Ng Eng Ho is currently the non-executive Chairman of ZWEEC Analytics Pte Ltd. in Singapore and an independent Board Director of TNG Fintech Group in Hong Kong. He has previously served in top management positions in several large business corporations in Singapore, including ST Technologies Telemedia Pte Ltd., a subsidiary of Temasek Holdings, as Executive Vice President (Operations), and ST Telemedia’s Indonesian subsidiary, PT Indosat Tbk, as the Deputy President Director. Mr. Ng was also Managing Director of Keppel Telecommunications & Transportation Ltd. after serving in various positions at Keppel T&T and its subsidiaries. Prior to joining Keppel T&T, Mr. Ng was a career officer in the Singapore Armed Forces. He has served as a Director of Alvarion Ltd. and as an Independent Director of Mencast Holdings Ltd. Mr. Ng received his Bachelor of Science (Telecomm System Engineering) Degree (Honours) from the Royal Military College of Science, UK.

“We are excited to have Mr. Ng join our Board of Directors,” said Martin Shen. “As we have stated before, corporate governance is vital component of our infrastructure as well as a key element in our intended uplisting process. Mr. Ng’s appointment as an independent Board Member, especially with his extensive experience, will serve our Company well.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

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